Exhibit 99.1

DIRECTV GROUP AND LIBERTY MEDIA CORPORATION

ANNOUNCE COMBINATION

El Segundo, California and Englewood, Colorado, May 4, 2009 — The DIRECTV Group, Inc. and Liberty Media Corporation today announced they have entered into definitive agreements for the combination of DIRECTV Group with Liberty Entertainment, Inc., a company to be split-off from Liberty Media.

“We are pleased to announce this transaction as it will rightly put the control of DIRECTV in the hands of DIRECTV shareholders,” said Chase Carey, President and CEO of DIRECTV.  “Our existing equity structure was less than ideal.  The transaction will improve our ability to pursue strategic initiatives that can enhance value for all DIRECTV shareholders.  Additionally, in Game Show Network, FUN Technologies and the three regional sports networks, we are acquiring valuable assets that fit in well with the future of the DIRECTV business.  We look forward to having the benefit of John Malone’s involvement, as a significant shareholder and as chairman of DIRECTV’s board post-merger.”

“This transaction clarifies DIRECTV’s capital structure, reduces its shares outstanding, eliminates stock overhang and arbitrage issues, and provides DIRECTV with strategic content businesses,” said Greg Maffei, President and CEO of Liberty.  “And this transaction offers value to Liberty’s shareholders by eliminating the discount in our tracking stock structure and allowing them to continue to participate directly in the strong performance of DIRECTV.”

The steps in the transaction include Liberty Media proceeding with the previously announced split-off of Liberty Entertainment, Inc. (LEI), which will hold the majority of the assets and liabilities currently attributed to the Liberty Entertainment group tracking stock.  LEI will now be comprised of: (i) approximately 54% of the common stock of DIRECTV, (ii) Liberty Sports Holdings, which owns three regional sports networks (RSNs), (iii) a 65% interest in Game Show Network (GSN) and FUN Technologies, (iv) approximately $30 million in cash in addition to cash generated by operations after March 31 and (v) $2 billion in debt.  DIRECTV will provide to LEI up to $650 million in funding pursuant to a term loan facility in order to service the LEI debt.

In the split-off, each holder of Series A Liberty Entertainment group tracking stock will receive 0.9 of a share of LEI Series A common stock and will retain 0.1 of a share of Liberty Starz stock, representing the balance of the assets and liabilities of the Liberty Entertainment group, for each share of Series A Liberty Entertainment group tracking stock held at the time of the split-off, and each holder of Series B Liberty Entertainment group tracking stock will receive 0.9 of a share of LEI Series B common stock and will retain 0.1 of a share of Liberty Starz stock for each share of Series B Liberty Entertainment group tracking stock held at the time of the split-off.

LEI and DIRECTV Group (DTVG) will merge with subsidiaries of a newly formed subsidiary of DTVG that will be called DIRECTV.  As a result of the mergers, DIRECTV will become the parent company of DTVG and LEI.  DIRECTV will have two classes of stock, Class A which will be entitled to one vote per share and Class B which will be entitled to 15 votes per share.  In the DTVG merger, DTVG shareholders will receive one share of DIRECTV Class A common stock for each share of DTVG common stock held.  The holders of LEI Series A and Series B common stock (other than John Malone, his wife and associated trusts) will receive 1.1111 shares of DIRECTV Class A common stock for each share of LEI Series A or Series B common stock held (as adjusted pursuant to the merger agreement).  John Malone, his wife and associated trusts will receive 1.1111 shares of DIRECTV Class B common stock for each share of LEI Series B common stock held (as adjusted pursuant to the merger agreement).

The businesses, assets and liabilities of the Liberty Entertainment group tracking stock not included in the split-off of Liberty Entertainment will continue to be attributed to the Liberty Entertainment group, which will be renamed “Liberty Starz”.  Liberty Starz will consist of Starz Entertainment, 37% of WildBlue, PicksPal, Fanball and approximately $650 million in cash and cash equivalents.  The Series A Liberty Starz common stock and Series B Liberty Starz common stock are expected to be listed on NASDAQ under the symbols LSTZA and LSTZB, respectively.

Accordingly, as a result of the split-off and mergers, each holder of one share of Liberty Entertainment group tracking stock who retains ownership of LEI stock through completion of the mergers (other than John Malone, his wife and associated trusts) will receive one share of Class A common stock of DIRECTV and will retain 0.1 of a share of Liberty Starz stock, in each case subject to adjustment.  This chart illustrates what holders of Liberty Entertainment group tracking stock (other than John Malone, his wife and associated trusts) and DIRECTV Group common stock will receive if the split-off and mergers occur:

Stock Held Prior to Transactions	Split-off	Mergers
100 shares of DTVG common stock	N/A	100 shares of DIRECTV Class A common stock
100 shares of LMDIA	90 shares of LEI Series A common stock and retain 10 shares of LSTZA tracking stock	100 shares of DIRECTV Class A common stock and retain 10 shares of LSTZA tracking stock
100 shares of LMDIB	90 shares of LEI Series B common stock and retain 10 shares of LSTZB tracking stock	100 shares of DIRECTV Class A common stock and retain 10 shares of LSTZB tracking stock

Shares of DIRECTV Class A common stock are expected to be listed on NASDAQ under the symbol DTV.  Shares of DIRECTV Class B common stock will not be listed on any stock exchange.

As a result of the transactions, John Malone, his wife and associated trusts will hold shares of DIRECTV Class B common stock entitling them to approximately 24% of DIRECTV’s total voting power.  The Malones have entered into an agreement that includes, among other things provisions requiring them to vote their shares in support of the transaction and agree to certain limitations on their rights to sell or acquire shares.

The split-off and the mergers are subject to the satisfaction of various conditions, including the receipt of regulatory approvals, the receipt of IRS private letter rulings and opinions of tax counsel, approval of the holders of DIRECTV Group common stock, other than Liberty, directors and officers of Liberty, John Malone and his affiliates, and the approval of a majority in voting power of the holders of Liberty Entertainment group tracking stock, other than John Malone, his affiliates and officers and directors of Liberty, and other customary conditions.  The companies currently anticipate that the split-off will occur before the mergers, which are currently expected to be completed in the fourth quarter of 2009.

Chase Carey will continue to serve as DIRECTV’s President and CEO.  It is expected that the current executive officers and Board of Directors for DIRECTV Group, including Liberty’s representatives, will serve as the executive officers and Board of Directors of DIRECTV.

Conference Call

DIRECTV Group will host a live webcast today at 10:00 a.m. ET (7:00 a.m. PT) to discuss this announcement.  The webcast will be available on the company’s website at www.directv.com/investor and will be archived. Access to the call is also available in the United States by dialing (800) 289-0487 and internationally by dialing (913) 312-1264. The confirmation code is 3864685.

A replay of the conference call will be available beginning at 8:00AM ET Tuesday, May 5th for one week and can be accessed by dialing (888) 203-1112 in the U.S. and (719) 457-0820 internationally. The confirmation code is 3864685.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Liberty Entertainment, Inc., the new DIRECTV holding company, The DIRECTV Group, Inc. or any of the Liberty Media tracking stocks.  Liberty Entertainment, Inc. plans to file with the SEC an amendment to its Form S-4 Registration Statement filed on April 24, 2009 in connection with the transactions.  In addition, DIRECTV plans to file with the SEC a Registration Statement on Form S-4 in connection with the transactions.  Liberty Media Corporation plans to file with the SEC an amendment to its preliminary proxy statement filed on April 24, 2009 and mail to its stockholders a Proxy Statement/Prospectus in connection with the transactions.  The DIRECTV Group, Inc. plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transactions. The Registration Statements and the Proxy Statements/Prospectuses will contain important information about Liberty Media Corporation, Liberty Entertainment, Inc., DIRECTV, The DIRECTV Group, Inc., the transactions and related matters.  Investors and security holders are urged to read the Registration Statements and the Proxy Statements/Prospectuses carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statements/Prospectuses and other documents filed with the SEC by Liberty Entertainment, Inc., DIRECTV, Liberty Media Corporation and The DIRECTV Group, Inc., as the case may be, through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statements/Prospectuses from Liberty Media Corporation by contacting Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone (720) 875-5408 or from The DIRECTV Group, Inc. by contacting The DIRECTV Group, Inc., 2230 E. Imperial Highway, El Segundo, CA 90245, Attn: Investor Relations, Telephone (310) 964-0808.

Liberty Media Corporation and The DIRECTV Group, Inc., and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Reorganization Agreement and the Merger Agreement.  Information regarding Liberty Media Corporation’s or Liberty Entertainment, Inc.’s directors and executive officers is contained in Liberty Media Corporation’s Form 10-K for the year ended

December 31, 2008 and its preliminary proxy statement dated April 24, 2009, which are filed with the SEC.  As of March 31, 2009, Liberty Media Corporation’s directors and executive officers beneficially owned approximately 1.9% of Series A Liberty Entertainment common stock and 94.4% of Series B Liberty Entertainment common stock.  Information regarding The DIRECTV Group, Inc.’s directors and executive officers is contained in The DIRECTV Group’s Form 10-K for the year ended December 31, 2008 and its proxy statement dated April 17, 2009, which are filed with the SEC.  As of April 3, 2009, The DIRECTV Group, Inc.’s directors and executive officers beneficially owned less than 1% of The DIRECTV Group, Inc.’s common stock.  A more complete description will be available in the Registration Statements and the Proxy Statements/Prospectuses.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transaction between Liberty Media Corporation, Liberty Entertainment, Inc., DIRECTV and The DIRECTV Group, Inc., the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Liberty Media Corporation or The DIRECTV Group, Inc. managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  the ability to consummate the transaction, the ability of The DIRECTV Group, Inc. to successfully integrate Liberty Entertainment, Inc.’s operations and employees; and the other factors described in Liberty Media Corporation’s and The DIRECTV Group, Inc.’s Annual Reports on Form 10-K for the year ended December 31, 2008.  These forward looking statements speak only as of the date of this press release and Liberty Media Corporation and The DIRECTV Group, Inc. disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About DIRECTV Group

The DIRECTV Group (NASDAQ:DTV) is a world-leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, the DIRECTV Group provides digital television service to more than 17.6 million customers in the United States and about 5.6 million customers in Latin America.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (NASDAQ:  LINTA, LINTB), which includes Liberty’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (NASDAQ:  LMDIA, LMDIB), which includes Liberty’s interests in The DIRECTV Group, Inc., Starz Entertainment, Game Show Network, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (NASDAQ:  LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty’s interest in Sirius XM Radio, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

Contact for DIRECTV:
The DIRECTV Group, Inc.
Media Contact:
Darris Gringeri
(212) 205-0882
or
Investor Relations:
(310) 964-0808

Contact for Liberty Media:
Courtnee Ulrich
(720) 875-5420